UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street Chandler, AZ 85226 (480) 333-2200
(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Comtech Telecommunications Corp. 2023 Equity and Incentive Plan, as amended
(Full Title of the Plans)

Kenneth H. Traub Chairman of the Board, President and Chief Executive Officer Comtech Telecommunications Corp. 305 N 54th Street Chandler, AZ 85226 (480) 333-2200
(Address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Comtech Telecommunications Corp., a Delaware Corporation (the “Registrant”), for the purpose of registering 2,195,000 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Registrant that may be issued under the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (the “Plan”), which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2023 (File No. 333-276126) (the “Prior Form S-8”).

This Registration on Form S-8 relates to securities of the same class as that to which the Prior Form S-8 relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8, to the extent relating to the registration of Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission (excluding any portions of such documents that have been “furnished” but “not filed”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference into this Registration Statement:

•the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, filed with the Commission on October 30, 2024;

•the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2024, filed with the Commission on January 13, 2025;

•the Registrant’s Current Reports on Form 8-K filed with the Commission on September 11, 2024, September 16, 2024, October 18, 2024, October 31, 2024, November 18, 2024, November 27, 2024, December 13, 2024, December 23, 2024, January 13, 2025, and January 16, 2025; and

•the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3, filed with the Commission on July 13, 2022, and any other amendment or report filed for the purpose of updating such description, including Exhibit 4(a)(ii) to the Registrant’s Annual Report on Form 10-K, filed with the Commission on October 30, 2024.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description	Incorporation by Reference				Filed Furnished Herewith
		Form	File No.	Exhibit(s)	Filing Date
4.1	Restated Certificate of Incorporation	Form 10-K	000-07928	3(a)(i)	09/20/2006
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Comtech Telecommunications Corp.	Form 8-K	000-07928	3.1	12/30/2021
4.3	Third Amended and Restated Bylaws	Form 10-K	000-07928	3(a)(ii)	09/27/2017
4.4	Description of Comtech Telecommunications Corp.’s Securities Registered Pursuant to Section 12 of the Exchange Act	Form 10-K	000-07928	4(a)(ii)	10/30/2024
5.1	Opinion of Sidley Austin LLP					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included on signature page of the Registration Statement)					X
99.1	Comtech Telecommunications Corp. 2023 Equity and Incentive Plan	Definitive Proxy Statement on Schedule 14A	000-07928	Appendix A-1	11/27/2024
107	Calculation of Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chandler, Arizona on January 22, 2025.

COMTECH TELECOMMUNICATIONS CORP.
By:    /s/ Kenneth H. Traub
Kenneth H. Traub
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Kenneth H. Traub and Michael A. Bondi, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Kenneth H. Traub Kenneth H. Traub	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 22, 2025
/s/ Michael A. Bondi Michael A. Bondi	Chief Financial Officer (Principal Financial and Accounting Officer)	January 22, 2025
/s/ Wendi B. Carpenter Wendi B. Carpenter	Director	January 22, 2025
/s/ Bruce T. Crawford Bruce T. Crawford	Director	January 22, 2025
/s/ Michael J. Hildebrandt Michael J. Hildebrandt	Director	January 22, 2025
/s/ Mark R. Quinlan Mark R. Quinlan	Director	January 22, 2025
/s/ Lawrence J. Waldman Lawrence J. Waldman	Director	January 22, 2025